UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 5, 2018

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on November 27, 2018, William E. Mote, Jr. resigned from his position as Chief Financial Officer of Summer Infant, Inc. (the “Company”).  On December 5, 2018, the Company and Mr. Mote entered into a Separation Agreement and General Release.  Pursuant to the terms of the agreement, in consideration for a general release and covenants from Mr. Mote and his non-revocation of the agreement, Mr. Mote will receive (i) cash severance equal to twenty six weeks of his base salary, payable in accordance with the Company’s regular payroll practices, (ii) accelerated vesting of 5,250 shares under his restricted share award originally granted on February 22, 2017, (iii) accelerated vesting of 10,250 stock options under his stock option award originally granted on February 22, 2017, and (iv) the extension of the option exercise period for all vested and unexercised stock option awards held by Mr. Mote as of the date of his separation for an additional six months following the applicable expiration date of such awards under their terms.  In addition, the Company will provide, at its expense, outplacement services to Mr. Mote for a period of up to 12 months, and will reimburse him for the first month of any COBRA coverage expense, if so elected by Mr. Mote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: December 11, 2018	By:	/s/ Paul Francese
Paul Francese
SVP and Chief Financial Officer